Exhibit 99.1
For Immediate Release
INFINITY ANNOUNCES THIRD QUARTER AND NINE-MONTH
OPERATING RESULTS
DENVER, Colorado (November 11, 2008) — Infinity Energy Resources, Inc. (Pink Sheets: IFNY.PK) (“Infinity” or “the Company”), an independent oil and gas exploration and development company, today reported its operating results for the third quarter and first nine months of 2008. The Company has scheduled an investor conference call for 11:00 a.m. EST tomorrow, November 12, 2008 (see details below) to discuss these operating results and other subjects of interest.
Operating Results for Third Quarter and Nine-Month Period
On November 10, 2008, the Company filed its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2008. It is recommended that interested parties consult the Form 10-Q, along with the Annual Report on Form 10-K for the year ended December 31, 2007, for additional information on the Company and its financial condition. A brief summary of operating results for the respective periods ended September 30, 2008 is provided below.
Revenues for the three months ended September 30, 2008 totaled $1,062,000, compared with $2,460,000 in the third quarter of 2007. The $1.4 million, or 57%, decrease in revenue consisted of an approximate $1.7 million decrease attributable to lower oil and gas production (principally the result of production in 2007 from properties subsequently sold to Forest Oil in January 2008), partially offset by a $0.3 million increase in average prices. The Company reported an operating loss of ($4,101,000) in the most recent quarter, versus an operating loss of ($1,074,000) in the prior-year quarter. The operating loss for the quarter ended September 30, 2008 included a non-cash ceiling write-down of oil and gas properties of $3,500,000. No such ceiling write-down was recorded in the quarter ended September 30, 2007. A net loss of ($4,640,000), or ($0.26) per share, was posted for the third quarter of 2008, compared with net income of $3,223,000, or $0.18 per diluted share, in the prior-year period. Net income in the quarter ended September 30, 2008 included a negative change in derivative value of ($173,000), whereas the quarter ended September 30, 2007 benefitted from a positive change in derivative fair value of $4,842,000.
Revenues for the nine months ended September 30, 2008 totaled $3,548,000, compared with $7,092,000 in the first nine months of 2007. The $3.5 million, or 50%, decrease in revenue consisted of an approximate $4.7 million decrease attributable to lower oil and gas production (principally the result of production in 2007 from properties sold to Forest Oil in January 2008), partially offset by a $1.1 million increase in average prices. The Company reported an operating loss of ($5,471,000) in the most recent nine-month period, versus an operating loss of ($20,534,000) in the prior-year period. The operating loss for the nine months ended September 30, 2008 included a non-cash ceiling write-

down of oil and gas properties of $3,500,000, compared with a non-cash ceiling write-down of oil and gas properties totaling $15,750,000 in the nine months ended September 30, 2007. A net loss of ($6,717,000), or ($0.38) per share, was recorded in the first nine months of 2008, compared with a net loss of ($16,616,000), or ($0.93) per share, in the corresponding period of the previous year. The net loss in the nine months ended September 30, 2008 included a negative change in derivative fair value of ($207,000), compared with a negative change in derivative value of ($4,491,000) was recorded in the quarter ended September 30, 2007.
Third Forbearance Agreement with Amegy Bank, N.A.
As previously disclosed, on October 22, 2008 Infinity announced the signing of a Third Forbearance Agreement (the “Agreement”) dated October 16, 2008, with Amegy Bank, N.A. (“Amegy”) under the Loan Agreement dated January 9, 2007, as amended and supplemented ( the “Loan Agreement”).
The Third Forbearance Agreement, along with an amendment to Infinity’s Revolving Note with Amegy, extends the maturity of the Revolving Note until May 31, 2009 and grants a forbearance period from June 1, 2008 to May 31, 2009. Under the Agreement, so long as there are no further defaults (as defined in the Agreement) Amegy agrees not to exercise any remedies under the Loan Agreement, the Revolving Note and related loan documents, and to waive the existing defaults for the forbearance period. Under certain circumstances, the forbearance period may be extended until June 15, 2009.
The Company has agreed that on or before December 31, 2008, or at such later date as may be agreed to by Amegy, it will have received all governmental authorizations necessary for the validation and ratification of its offshore Nicaraguan oil and gas concessions (“Governmental Approval”). In addition, the Company agreed to obtain, on or before October 31, 2008, one or more subordinated loans for use in developing the Nicaraguan concessions, the proceeds of which would be held in escrow until Infinity receives the Governmental Approval. Infinity is still in the process of negotiating the subordinated loan with a potential investor.
Infinity also agreed to proceed with the sale and marketing of the remaining oil and gas properties held by its wholly-owned subsidiary, Infinity Oil & Gas of Wyoming, Inc. After Infinity receives the Governmental Approval in Nicaragua, Amegy may require, in its sole discretion, Infinity to proceed with the sale and marketing of the assets of its wholly-owned subsidiary, Infinity Oil and Gas of Texas, Inc.
Additional information regarding the Third Forbearance Agreement is available in Infinity’s Form 8-K filed with the Securities and Exchange Commission on October 22, 2008.
Conference Call and Webcast

The Company has scheduled an investor conference call for 11:00 a.m. Eastern Time tomorrow, November 12, 2008. Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to participate in the “Infinity Energy Resources Conference Call” a few minutes before 11:00 a.m. EST on November 12, 2008. A replay of the conference call will be available one hour after completion of the conference call from November 12, 2008 until 9:00 am EST Thursday, November 20, 2008 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 425411.
About Infinity Energy Resources, Inc.
Infinity Energy Resources, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil in Texas and the Rocky Mountain region of the United States. The Company also has oil and gas concessions covering 1.4 million acres offshore Nicaragua in the Caribbean Sea.
The Company is headquartered in Denver, Colorado and its common stock is listed on the Pink Sheets under the symbol “IFNY.PK”. For more information on Infinity Energy Resources, Inc., please visit http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0 .
Forward-Looking Statement
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include the success of the Company’s efforts to secure one or more subordinated loans, the ability of the Company to continue as a going concern, the success of the Company’s efforts to seek ratification of its Nicaraguan contracts, plans to move forward with exploration in Nicaragua, and the Company’s ability to find an acceptable partner with which to pursue its exploration and development program in Nicaragua. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the availability of drilling rigs and services on acceptable terms, the results of drilling and completions, changes in the prices of oil and gas, unexpected negative geological variances, governmental uncertainties in Nicaragua, increases in interest rates, actions by Amegy and/or other creditors with respect to debt obligations, liquidity and capital requirements, the unavailability of capital on acceptable terms or at all, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic report filings with the Securities and Exchange Commission.
For additional information, please contact:
Stanton E. Ross, President/CEO at (720) 932-7800
(Financial Highlights Follow)

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2008	2007
	(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$476	$741
Accounts receivable	854	1,164
Prepaid expenses and other	350	104
Prepaid severance taxes	—	675

Total current assets	1,680	2,684

Oil and gas properties, using full cost accounting, net of accumulated depreciation, depletion, amortization and ceiling write-down
Proved	3,483	21,429
Unproved	11,667	17,097
Other assets, net	235	1,090

Total assets	$17,065	$42,300

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of debt	$9,910	$22,000
Accounts payable	1,226	5,472
Accrued liabilities	3,203	4,973
Current portion of asset retirement obligations	432	423

Total current liabilities	14,771	32,868

Long-term liabilities
Production taxes payable and other liabilities	125	426
Asset retirement obligations, less current portion	524	1,087
Derivative liabilities	292	194

Total liabilities	15,712	34,575

Commitments and contingencies (Note 9)

Stockholders’ equity
Preferred stock, par value $.0001, authorized 10,000,000 shares, issued and outstanding 0 (9/30/08) and 0 (12/31/07) shares	—	—
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 17,869,375 (9/30/08) and 17,871,157 (12/31/07) shares	2	2
Additional paid-in capital	79,716	79,371
Accumulated deficit	(78,365)	(71,648)

Total stockholders’ equity	1,353	7,725

Total liabilities and stockholders’ equity	$17,065	$42,300

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Revenue
Oil and gas sales	$1,062	$2,460	$3,548	$7,092

Operating expenses
Oil and gas production expenses	772	1,162	2,174	4,482
Oil and gas production taxes	48	179	116	480
General and administrative expenses	484	965	2,093	2,682
Depreciation, depletion, amortization and accretion	359	1,228	1,136	4,232
Ceiling write-down of oil and gas properties	3,500	—	3,500	15,750

Total operating expenses	5,163	3,534	9,019	27,626

Operating loss	(4,101)	(1,074)	(5,471)	(20,534)

Other income (expense)
Interest expense, net of capitalization	(366)	(641)	(1,142)	(641)
Change in derivative fair value	(173)	4,842	(207)	4,491
Other	—	(3)	103	(31)

Total other income (expense)	(539)	4,198	(1,246)	3,819

Net income (loss) from continuing operations	(4,640)	3,124	(6,717)	(16,715)

Income from discontinued operations	—	99	—	99

Net income (loss)	$(4,640)	$3,223	$(6,717)	$(16,616)

Basic and diluted net income (loss) per share
Net income (loss) from continuing operations	$(0.26)	$0.18	$(0.38)	$(0.93)
Income from discontinued operations	—	—	—	—

Net income (loss)	$(0.26)	$0.18	$(0.38)	$(0.93)

Weighted average shares outstanding-basic and diluted	17,869	17,871	17,869	17,871

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months
	Ended September 30,
	2008	2007
	(in thousands)
Cash flows from operating activities
Net loss	$(6,717)	$(16,616)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, depletion, amortization and accretion	1,136	4,232
Ceiling write-down of oil and gas properties	3,500	15,750
Non-cash stock-based compensation expense	345	875
Amortization of loan discount and costs	—	174
Change in fair value of derivative instruments	98	(5,309)
Unrealized loss on commodity derivative instruments	—	1,165
Gain on sale of assets	(17)	—
Change in operating assets and liabilities
(Increase) decrease in accounts receivable	310	(173)
(Increase) decrease in prepaid expenses and other	400	(170)
Increase (decrease) in accounts payable and accrued liabilities	(2,337)	(4,925)

Net cash used in operating activities	(3,282)	(4,997)

Cash flows from investing activities
Capital expenditures — exploration and production	(3,422)	(16,720)
Decrease in other assets	852	—
Proceeds from sale of oil and gas properties	17,677	—

Net cash provided by (used in) investing activities	15,107	(16,720)

Cash flows from financing activities
(Repayment of) proceeds from borrowings on debt	(12,090)	22,000
Debt issuance costs	—	(865)
Repayment of notes payable	—	(38)

Net cash (used in) provided by financing activities	(12,090)	21,097

Net increase (decrease) in cash and cash equivalents	(265)	(620)

Cash and cash equivalents
Beginning	741	872

Ending	$476	$252

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Loss From Continuing Operations to EBITDA(1)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Net loss from continuing operations	$(4,640)	$3,124	$(6,717)	$(16,715)
Adjustments
Depreciation, depletion, accretion and amortization	359	1,402	1,136	4,406
Ceiling write-down of oil and gas properties	3,500	—	3,500	15,750
Non-cash stock-based compensation expense	—	290	345	875
Change in derivative fair value	173	(4,240)	98	(5,309)
Unrealized loss on commodity derivative instruments	—	(400)	—	1,165
Interest expense	366	467	1,142	467
(Gain) loss on sale of assets	—	—	(17)	—
Income taxes	—	—	—	—

EBITDA	$(242)	$643	$(513)	$639

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, stock-based compensation, gains and losses on the sale of assets, change in derivative fair value and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operating activities as determined under GAAP and may not be equivalent to similarly titled measures of other companies.
Selected Operating and Financial Data

	For the Three Months		For the Three Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Production
Natural gas (MMcf)	108.3	251.0	335.6	724.3
Crude oil (thousands of barrels)	—	14.8	0.3	45.3
Total (MMcfe)	108.3	339.8	337.4	996.1

Financial data (in thousands)
Total revenue	$1,062	$2,460	$3,548	$7,092
Production expenses	772	1,162	2,174	4,482
Production taxes	48	179	116	480

Financial data per unit ($ per Mcfe)
Total revenue	$9.81	$7.24	$10.52	$7.12
Production expenses	7.13	3.42	6.44	4.50
Production taxes	0.44	0.53	0.34	0.48